Exhibit 99.1

PROVIDENCE SERVICE CORPORATION

AT THE COMPANY	AT CAMERON ASSOCIATES
Fletcher McCusker – Chairman and CEO	Alison Ziegler 212-554-5469
Kate Blute – Director of Investor and Public Relations
520/747-6600

FOR IMMEDIATE RELEASE

Providence Service Corporation Announces First Quarter

Earnings Ahead of Expectations

First Quarter Highlights:

•	Total revenue grew 41% to a record $60.5 million

•	Managed entity revenue grew 31% to $53.3 million

•	Diluted earnings per share of $0.28, ahead of expectations

•	Total client census increased 87% to 75,346 from 40,355

•	Total direct and managed contracts increased 48% to 905 from 610

TUCSON, ARIZONA – May 8, 2007 — The Providence Service Corporation (Nasdaq: PRSC) today announced financial results for the first quarter ended March 31, 2007, with earnings per diluted share ahead of prior Company guidance.

For the first quarter of 2007, the Company reported net income of $3.3 million, or $0.28 per diluted share, $0.02 ahead of Company guidance of $0.26 per diluted share issued February 5, 2007. In the quarter ended March 31, 2006, net income was $2.6 million, or $0.26 per diluted share, for a period over period net income gain of approximately $692,000, or 26%. Revenue was $60.5 million for the first quarter of 2007, an increase of 41% from $43.0 million for the comparable period in 2006. Providence’s direct client census grew to 51,259 at March 31, 2007 from 22,158 at March 31, 2006. The number of direct contracts increased to 577 at March 31, 2007 from 355 at March 31, 2006.

Managed entity revenue, which represents revenue of the not-for-profit social services organizations the Company provides management and/or administrative services to in return for a negotiated management fee, increased 31% to $53.3 million for the quarter ended March 31, 2007 from $40.6 million for the prior year period. Managed entity revenue is presented to provide investors with an additional measure of the size of the operations under Providence’s management or administration and can help investors understand trends in management fee revenue. Managed client census grew to 24,087 at March 31, 2007 as compared to 18,197 at March 31, 2006. Contracts of managed entities grew from 255 to 328 year over year.

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5524 E. Fourth Street • Tucson, Arizona 85711 • Tel 520/747-6600 • Fax 520/747-6605 • www.provcorp.com

Providence Service Corporation Reports First Quarter Financial Results

“Looking ahead in 2007, we continue to believe we are well positioned with a strong and loyal payer base, a reduced risk profile related to certain contracts and numerous new growth opportunities,” said Fletcher McCusker Chairman and CEO. “Organic growth in the quarter totaled 27%, with key states such as California and North Carolina initiating new contracts with us on January 1.”

Guidance

The company remains comfortable with its revenue expectation for 2007 of approximately $245 million, a 28% increase over 2006. This guidance assumes a 100% contract renewal rate and excludes acquisitions and additional material contract wins. It also makes no assumptions for the delayed San Antonio, Texas procurement.

As previously reported, for the second quarter of 2007, the Company anticipates revenue of $61 million compared to $46 million in the second quarter of 2006, a 33% increase. Operating income is expected to be $5.7 million. Net income for the second quarter of 2007 is expected to be $3.5 million, or $0.29–$0.30 per diluted share. This compares to net income of $3.3 million, or $0.28 per diluted share, for the second quarter of 2006. Diluted shares outstanding in the second quarter of 2007 are estimated at 12,000,000. To date, under the Company’s stock repurchase program announced in February 2007, the Company has repurchased a total of approximately 500,000 shares of its common stock.

Conference Call

Providence will hold a conference call at 11:00 a.m. EDT (9:00 a.m. MDT, 8:00 a.m. Arizona and PDT) on Wednesday, May 9, 2007 to discuss its financial results and corporate developments. Interested parties are invited to listen to the call live over the Internet at http://investor.provcorp.com or http://www.earnings.com. The call is also available by dialing (866) 831-6272, or for international callers (617) 213-8859 and by using the passcode 61903390. A replay of the teleconference will be available on http://investor.provcorp.com and http://www.earnings.com. A replay will also be available until May 16, 2007 by dialing (888) 286-8010 or (617) 801-6888, and using passcode 95982099.

Providence Service Corporation, through its owned and managed entities, provides home and community based social services to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence operates no beds, treatment facilities, hospitals, or group homes preferring to provide services in the client’s own home or other community setting. Through its owned and managed entities, Providence maintains 905 government contracts in 37 states and the District of Columbia as of March 31, 2007.

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Providence Service Corporation Reports First Quarter Financial Results

Certain statements herein, such as any statements about Providence’s confidence or strategies or its expectations about revenues, results of operations, profitability, earnings per share, contracts, collections, award of contracts, acquisitions and related growth, growth resulting from initiatives in certain states, effective tax rate or market opportunities, constitute “forward-looking statements” within the meaning of the private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause Providence’s actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, reliance on government-funded contracts, risks associated with government contracting, risks involved in managing government business, legislative or policy changes, challenges resulting from growth or acquisitions, adverse media and legal, economic and other risks detailed in Providence’s filings with the Securities and Exchange Commission. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Providence undertakes no obligation to update any forward-looking statement contained herein.

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Providence Service Corporation Reports First Quarter Financial Results

The Providence Service Corporation

Consolidated Statements of Income

(in thousands except share and per share data)

(UNAUDITED)

	Three months ended March 31,
	2007	2006
Revenues:
Home and community based services	$50,030	$34,072
Foster care services	5,641	4,691
Management fees	4,784	4,264

	60,455	43,027
Operating expenses:
Client service expense	46,803	32,032
General and administrative expense	7,318	5,500
Depreciation and amortization	1,008	682

Total operating expenses	55,129	38,214

Operating income	5,326	4,813
Other (income) expense:
Interest expense	111	464
Interest income	(363)	(54)

Income before income taxes	5,578	4,403
Provision for income taxes	2,259	1,776

Net income	$3,319	$2,627

Earnings per common share:
Basic	$0.28	$0.27

Diluted	$0.28	$0.26

Weighted-average number of common shares outstanding:
Basic	11,852,759	9,826,001
Diluted	11,983,421	10,151,664

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Providence Service Corporation Reports First Quarter Financial Results

The Providence Service Corporation

Consolidated Balance Sheets

(in thousands except share and per share data)

	March 31, 2007	December 31, 2006
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$30,936	$40,703
Accounts receivable-billed, net of allowance of $5.7 million and $5.3 million	39,699	36,148
Accounts receivable—unbilled	2,562	2,134
Management fee receivable	8,019	7,342
Other receivables	1,597	881
Restricted cash	1,733	2,300
Prepaid expenses and other	3,823	4,284
Notes receivable	964	975
Deferred tax assets	1,152	966

Total current assets	90,485	95,733
Property and equipment, net	2,774	2,784
Notes receivable, less current portion	720	739
Goodwill	56,286	56,656
Intangible assets, net	28,935	29,037
Restricted cash, less current portion	6,211	6,211
Other assets	1,153	1,175

Total assets	$186,564	$192,335

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	2,406	$2,902
Accrued expenses	23,576	21,588
Deferred revenue	809	791
Reinsurance liability reserve	2,399	2,986
Current portion of long-term obligations	216	332

Total current liabilities	29,406	28,599
Deferred tax liabilities	4,061	4,061
Long-term obligations, less current portion	619	619
Stockholders' equity:
Common stock: Authorized 40,000,000 shares; $0.001 par value; 12,173,951 and 12,171,127 issued and outstanding (including treasury shares)	12	12
Additional paid-in capital	141,860	141,381
Retained earnings	21,281	17,962

	163,153	159,355
Less 589,405 and 146,905 treasury shares, at cost	10,675	299

Total stockholders' equity	152,478	159,056

Total liabilities and stockholders' equity	$186,564	$192,335

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Providence Service Corporation Reports First Quarter Financial Results

The Providence Service Corporation

Consolidated Statements of Cash Flows

(in thousands)

(UNAUDITED)

	Three months ended March 31,
	2007	2006
Operating activities
Net income	$3,319	$2,627
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	300	254
Amortization	709	428
Amortization of deferred financing costs	47	31
Deferred income taxes	(186)	423
Stock based compensation	453	—
Changes in operating assets and liabilities, net of effects of acquisitions:
Billed and unbilled accounts receivable, net	(3,609)	(2,475)
Management fee receivable	(677)	428
Other receivable	(715)	(1,287)
Reinsurance liability reserve	(588)	(260)
Prepaid expenses and other	512	1,998
Accounts payable and accrued expenses	1,491	(1,874)
Deferred revenue	18	(7)

Net cash provided by operating activities	1,074	286
Investing activities
Purchase of property and equipment	(289)	(207)
Acquisition of businesses, net of cash acquired	(607)	(1,614)
Restricted cash for contract performance	567	175
Purchase of short-term investments, net	(76)	(191)
Working capital advances to third party	—	(100)
Payments on notes receivable	30	17

Net cash used in investing activities	(375)	(1,920)
Financing activities
Net borrowings on revolving line of credit	—	2,400
Treasury stock purchase	(10,376)	—
Proceeds from common stock issued pursuant to stock option exercise	26	270
Excess tax benefit upon exercise of stock options	—	59
Income tax adjustment related to common stock	—
offering, net	—	(10)
Deferred follow-on public offering costs	—	(23)
Repayments of long-term debt	(116)	(1,121)

Net cash provided by (used in) financing activities	(10,466)	1,575

Net change in cash	(9,767)	(59)
Cash at beginning of period	40,703	8,994

Cash at end of period	$30,936	$8,935

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